UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2009

AmerisourceBergen Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-16671	23-3079390
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1300 Morris Drive Chesterbrook, PA	19087
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 727-7000

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Following the approval by the Board of Directors of AmerisourceBergen Corporation (the “Registrant”), at a regularly scheduled meeting held on November 12, 2009, the Registrant and The Bank of New York Mellon (formerly known as The Bank of New York Company, Inc.), as Rights Agent, entered into the Amendment, dated as of November 12, 2009 (the “Amendment”), for the purpose of amending the Registrant’s Amended and Restated Rights Agreement, dated as of August 27, 2001 (as the same was amended and restated effective as of September 29, 2003, the “Rights Agreement”). The Amendment accelerates the expiration of the Rights issued under the Rights Agreement from the close of business on August 27, 2011 to the close of business on November 20, 2009. Accordingly, as of the close of business (5:00 p.m. Eastern Standard Time) on November 20, 2009, the rights issued under the Rights Agreement will expire and will no longer be outstanding.

The Amendment is attached to this report as Exhibit 4.1.

Item 1.02. Termination of a Material Definitive Agreement.

The information set forth in Item 1.01 of this report is incorporated by reference into this Item 1.02.

Item 3.03. Material Modifications to Rights of Security Holders.

The information set forth in Item 1.01 of this report is incorporated by reference into this Item 3.03.

Item 5.03. Amendments to Certificate of Incorporation or Bylaws; Change in Fiscal Year.

Upon expiration of the rights under the Rights Agreement on November 20, 2009, as described in Item 1.01 above, the Registrant will file a Certificate of Elimination with the Secretary of State of Delaware eliminating the Certificate of Designations with respect to the Registrant’s Series A Preferred Stock, which was issuable, under certain circumstances, upon exercise of the rights.

Item 8.01. Other Events.

Dividend Increase and Share Repurchase

In a news release issued on November 12, 2009, the Registrant announced a 33 percent increase in its quarterly dividend rate from $0.06 to $0.08 per common share, and declared a dividend of $0.08 per common share payable December 7, 2009 to stockholders of record at the close of business on November 23, 2009. The Registrant also announced that the Board of Directors has authorized a new $500 million share repurchase program, effective immediately. A copy of the news release is furnished as Exhibit 99.1 to this report and incorporated herein by reference.

Risk Factors

The Registrant’s Annual Report on Form 10-K for the fiscal year ended September 30, 2008 included a detailed discussion of the Registrant’s risk factors under Part I, “Item 1A — Risk Factors.” Set out below is an additional risk factor that should be read in conjunction with the risk factors and information described in the 2008 Form 10-K and the Registrant’s filings with the SEC since the date of the 2008 Form 10-K:

Our business and results of operations could be adversely affected by qui tam litigation.

Violations of various federal and state laws governing the marketing, sale and purchase of pharmaceutical products can result in criminal, civil, and administrative liability for which there can be significant financial damages, criminal and civil penalties, and possible exclusion from participation in federal and state health programs.  Among other things, such violations can form the basis for qui tam complaints to be filed.  The qui tam provisions of both the federal civil False Claims Act and various state civil False Claims Acts authorize a private person, known as a “relator” (i.e. whistleblower), to file civil actions under these federal and state statutes on behalf of the federal and state governments.   Under the federal civil False Claims Act and the applicable state civil False Claims Acts, the filing of a qui tam complaint by a relator imposes obligations on federal and state government authorities to investigate the allegations and to determine whether or not to intervene in the action.  Such cases typically revolve around the marketing, sale and/or purchase of branded pharmaceutical products and allege wrongdoing in the marketing, sale and/or purchase of such products.  Such complaints are filed under seal and remain sealed until the applicable court orders otherwise.  Our business and results of operations could be adversely affected if qui tam complaints are filed against us for alleged violations of any health laws and regulations and for damages arising from resultant false claims and if government authorities decide to intervene in any such matters and/or we are found liable for all or any portion of violations alleged in any such matters.

A qui tam matter is pending in the United States District Court for the District of Massachusetts (the “Federal District Court”) naming Amgen Inc. as well as two business units of AmerisourceBergen Specialty Group, AmerisourceBergen Specialty Group and AmerisourceBergen Corporation as defendants. On October 30, 2009, the relator, a former Amgen employee, filed a second amended complaint and fourteen states and the District of Columbia filed a complaint (the “Intervention Complaint”) to intervene in the pending civil case. The complaints allege that from 2002 through 2009, Amgen offered remuneration to medical providers in violation of federal and state health laws to increase purchases and prescriptions of Amgen’s anemia drug, Aranesp. Specifically with regard to the Company’s business units, the complaints allege that ASD Specialty Healthcare, Inc., which is a distributor of pharmaceuticals to physicians and physician practices (“ASD”), and International Nephrology Network, which was a business name for one of the Company’s subsidiaries and a group purchasing organization for nephrologists and nephrology practices (“INN”), conspired with Amgen to promote Aranesp in violation of federal and state health laws. The complaints further allege that the defendants caused medical providers to submit to state Medicaid programs false certifications and false claims for payment for Aranesp. According to the complaints, the latter conduct allegedly violated state civil False Claims Acts and constituted fraud and unjust enrichment. The qui tam complaint, as amended on October 30, 2009, also alleges that the defendants caused medical providers to submit to other federal health programs, including Medicare, false certifications and false claims for payment for Aranesp.

Under the federal civil False Claims Act and the applicable state civil False Claims Acts, the filing of the original qui tam complaint by the former Amgen employee triggered obligations of federal and certain state government authorities to investigate the allegations and to determine whether or not to intervene in the action. In connection with this investigative process, the Company received a subpoena for records issued by the United States Attorney’s Office for the Eastern District of New York (the “Department of Justice”) on June 22, 2009. The allegations in the Intervention Complaint and the qui tam complaint, as amended, are within the scope of the Department of Justice’s subpoena. The Company has been cooperating with the Department of Justice in the inquiry and is producing records in response to the subpoena. Such subpoenas may be issued in conjunction with investigations arising from the filing of one or more qui tam complaints.  Because such lawsuits are filed under seal, and remain under seal until the applicable court orders otherwise, their existence cannot be disclosed absent court order.  Therefore, given the pendency of the Department of Justice investigation, the possibility exists that one or more qui tam suits have been filed.

Our business and results of operations could be adversely affected if we are found liable for the violations alleged in the pending qui tam case and/or if the Department of Justice or other state authorities should elect to intervene in the pending case and/or if there should be any companion qui tam cases that arise against us and the other defendants or are pending but yet unsealed.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

The following exhibits are filed as part of this report:

4.1   Amendment to the Amended and Restated Rights Agreement, dated as of November 12, 2009, between AmerisourceBergen Corporation and The Bank of New York Mellon, as Rights Agent.

99.1 News Release, dated November 12, 2009, of AmerisourceBergen Corporation, regarding dividend increase and $500 million share repurchase program.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERISOURCEBERGEN CORPORATION

Date: November 12, 2009	By:	/s/ Michael D. DiCandilo
Name: Michael D. DiCandilo Title: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

4.1   Amendment to the Amended and Restated Rights Agreement, dated as of November 12, 2009, between AmerisourceBergen Corporation and The Bank of New York Mellon, as Rights Agent.

99.1 News Release, dated November 12, 2009, of AmerisourceBergen Corporation, regarding dividend increase and $500 million share repurchase program.